                                                                      EXHIBIT 3



                      DATED THE 28TH DAY OF SEPTEMBER 2000
                      ------------------------------------



                                 OEI HONG LEONG

                                       and

                       CHIP LIAN INVESTMENTS (HK) LIMITED,
                          CALISAN DEVELOPMENTS LIMITED
                                       and
                           SANION ENTERPRISES LIMITED

                                       and

                             GREAT DECISION LIMITED


              -----------------------------------------------------

                                    AGREEMENT
                     for the sale and purchase of shares in
                     China Internet Global Alliance Limited

              -----------------------------------------------------

THIS AGREEMENT is made on the 28th day of September 2000.

BETWEEN:

1. OEI HONG LEONG (HKID Card No. D076875(9)) of 52nd Floor, Bank of China Tower, 1 Garden Road, Central, Hong Kong (the "Vendor Guarantor");

2. CHIP LIAN INVESTMENTS (HK) LIMITED, CALISAN DEVELOPMENTS LIMITED and SANION ENTERPRISES LIMITED, whose principal place of business is at 2nd Floor, Bank of China Tower, 1 Garden Road, Central, Hong Kong (collectively the "Vendor"); and

3. GREAT DECISION LIMITED, a company incorporated at P.O. Box 957, Offshore Incorporation Centre, Road Town, Tortola, British Virgin Islands whose place of business is at 31st Floor, Paul Y. Centre, 51 Hung To Road, Kwun Tong, Kowloon, Hong Kong (the "Purchaser").

WHEREAS:

(A) China Internet Global Alliance Limited (the "Company") is a public company incorporated under the laws of Hong Kong and has an authorized share capital of HK$800,000,000 divided into 800,000,000 shares of HK$0.10 each, 4,609,789,420 of which have been issued and are fully paid or credited as fully paid. The whole of the issued share capital of the Company is listed on The Stock Exchange of Hong Kong Limited (the "Stock Exchange").

(B) The Vendor Guarantor, through his beneficial ownership of the Vendor, owns 2,133,213,585 shares of the Company equivalent to approximately 46.27% of the entire issued share capital of the Company.

(C) The Vendor has agreed to sell to the Purchaser an aggregate of 804,400,000 shares of the Company ("the Sale Shares") beneficially owned by it upon the terms and conditions set out herein.

(D) The Purchaser has agreed to purchase the Sale Shares in reliance upon the representations, undertakings, warranties and indemnities in this Agreement and otherwise in accordance with the terms and subject to the conditions set out in this Agreement.

(E) The Purchaser is a private company beneficially owned by Paul Y. - ITC Construction Holdings Limited ("Paul Y."). Paul Y. is a public company listed on the Stock Exchange.

(F) By an agreement dated 26th September 2000 between the Vendor Guarantor, the Vendor and Powervote Technology Limited as the purchaser ("Powervote") and a supplemental agreement dated 28th September 2000 between the same parties (collectively the "Hanny Agreement"), the Vendor Guarantor has procured the Vendor to sell to Powervote 532,600,000 shares of the Company ("Hanny's Shares"). By an agreement dated

         28th September 2000 (the "Hutch Agreement") between Namble Limited as the vendor ("Namble") and Powervote as the purchaser, Namble has agreed to sell to Powervote 271,800,000 shares of the Company ("Hutch's Shares").


AND NOW IT IS HEREBY AGREED as follows:

1.       CONDITIONS PRECEDENT AND THE SALE AND PURCHASE

1.1 Completion of this Agreement shall be conditional upon clearance from the Securities and Futures Commission that a general offer will not be required to be made by the Purchaser or Powervote in respect of all the shares of the Company apart from the Sale Shares, Hanny's Shares and Hutch's Shares and the Stock Exchange not having notified the Company that its listing will or may be withdrawn at, on or as a result of completion of this Agreement, the Hanny Agreement or the Hutch Agreement save for the reason that there will be insufficient public interests or holding of the shares of the Company under Chapter 8 of the Listing Rules.

1.2 In the event of the said conditions in Clause 1.1 not being satisfied by 25th October 2000, then the provisions of this Agreement shall forthwith terminate and cease to be of effect and save as aforesaid no party hereto shall have any further liability under or pursuant to the provisions of this Agreement provided that such termination shall be without prejudice to the rights of the parties hereto in respect of this Agreement occurring prior to such termination.

1.3 On and subject to the terms and conditions contained in this Agreement, the Vendor hereby agrees to sell as beneficial owner to the Purchaser and the Purchaser, relying on the representations warranties, undertakings and indemnities made and given by the Vendor under this Agreement, agrees to purchase from the Vendor the Sale Shares free from all claims, charges, liens, encumbrances, equities and third party rights and together with all rights attached thereto and all dividends and distributions declared, paid or made in respect thereof after the date hereof.

1.4 Subsequent to the Satisfaction of the conditions precedent set out in Clause 1.1, the Vendor and the Vendor Guarantor shall undertake to place down (after deduction of the sale of the Hanny's Shares) the remaining 796,213,585 shares of the Company to independent third parties on or prior to the Completion Date.

2.       PURCHASE CONSIDERATION

2.1 The purchase consideration for the sale of the Sale Shares as mentioned above shall be HK$643,520,000 representing HK$0.80 per Sale Share.

2.2 The Purchaser shall, upon signing of this Agreement, pay a deposit of HK$77,432,000 ("the Deposit") to Winthrop, Stimson, Putnam & Roberts as escrow agent ("Escrow Agent"). In the event that any of the conditions precedent shall not be satisfied on or before 25th October 2000, the Purchaser may by notice in writing rescind this Agreement and the Escrow Agent shall refund the Deposit to the Purchaser whereby this Agreement shall terminate and no parties shall have any liability towards each other. In the event that the said conditions in Clause 1.1 have been satisfied and the Purchaser cannot complete this transaction, the Deposit shall be forfeited by the Vendor absolutely.

3.       COMPLETION

3.1 Completion of the sale and purchase of the Sale Shares shall take place on or before the second business day after the conditions set out in Clause 1.1 have been fulfilled or such other date as the parties hereto may mutually agree in writing provided that on completion date the conditions set out in Clause 1.1 shall have been fulfilled (the "Completion Date").

3.2 Completion of the sale and purchase of the Sale Shares shall take place in the office of the Vendor's principal place of business or elsewhere as may be mutually agreed in writing by the parties hereto when the following business will be simultaneously transacted.

         (a)      The Purchaser shall deliver to the Vendor:

                  (i) banker's draft for HK$244,328,000 which together with the Deposit being 50% of the purchase consideration of the Sale Shares; and

                  (ii) a promissory note of HK$321,760,000 being the balance of the purchase consideration of the Sale Shares to be issued in favour of the Vendor and secured by the Sale Shares and guaranteed by Paul Y., such promissory note shall carry an interest rate of 7 1/2% per annum for a period of six (6) months.

         (b) The Vendor shall deliver to the Purchaser or its nominee(s) the following:

                  (i) sold note(s) (if any, in so far as relevant) and instrument(s) of transfer in favor of the Purchaser and/or its nominee(s) in respect of the Sale Shares and shares of the Subsidiaries not registered in the name of the Company all duly executed by the Vendor or its nominee(s);

                  (ii) original certificates in respect of the Sale Shares (or confirmation by CCASS);

                  (iii) a banker's draft drawn in favor of the Hong Kong SAR Government for half share of the estimated ad valorem stamp duty payable under the Stamp Duty Ordinance in respect of the sold note(s) and instrument(s) of transfer in respect of the Sale Shares;

                  (iv) such other documents as may be required to give a good and effective transfer of title to the Sale Shares to the Purchaser and/or its nominee(s) and to enable it/them to become the registered holder(s) thereof; and

                  (v) all statutory books, certificates of incorporation, common seals, records and books of accounts of the Company and its subsidiaries (the "Group").

         (c) The Vendor will cause a meeting of the board of directors of each of the Company and the subsidiaries (if applicable) to be held at which resolutions shall be passed to:

                  (i) appoint such persons as the Purchaser may nominate as directors and secretaries of the Company and the subsidiaries (if applicable) all to take effect from the Completion Date;

                  (ii) amend all banking authorisations, instructions and mandates of the Group in such manner as the Purchaser may require, with effect from the effective date of the changes under sub-paragraph (i) above; and

                  (iii) approve (subject to stamping) such transfers of the Sale Shares and shares of the Subsidiaries and the registration of the relevant shares in the name of the Vendor or its nominee(s) as contemplated in Clause 3.2(b)(i).

         (e)      The Purchaser will:

                  (i) produce for inspection by the Vendor (if and in so far as relevant) the bought notes in respect of the Sale Shares duly executed by the Purchaser and/or its nominee(s) in compliance with the Stamp Duty Ordinance; and

                  (ii) procure forthwith (if and in so far as relevant) the stamping of the bought and sold notes and the instrument(s) of transfer in respect of the Sale Shares, and as soon as practicable thereafter present the said instrument(s) of transfer together with the share certificates in respect of the Sale Shares to the Company for registration of the transfer at the cost of the Purchaser.

3.3 The transactions described in Clause 3.2 (other than 3.2(e)(ii)) shall take place at the same time so that in default of the performance of any such transactions the other party shall not be obliged to complete the sale and purchase aforesaid (without prejudice to any further legal remedies).

3.4 The Vendor and the Vendor Guarantor jointly and severally undertake to the Purchaser on demand to pay to the Purchaser or as it may direct an amount equal to 50% of the amount by which the ad valorem stamp duty assessed by the Commissioner of Stamp Duty on the sale and purchase of the Sale Shares exceeds that estimated for the purpose of Clause 3.2(b)(iii).

4.       REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

4.1 The Vendor and the Vendor Guarantor hereby jointly and severally represent and warrant to and undertake with the Purchaser that the Sale Shares are fully paid up and free from all lien, charge, encumbrance, rights of pre-emption or other equities or third party rights of any nature whatsoever on, over or affecting any of the Sale Shares and no claim has been made by any person to be entitled to any of the foregoing.

4.2 The unaudited consolidated interim financial statements of the Company for the six (6) months period ended the 30th June 2000 announced on 19th September 2000 ("Schedule A") are complete and accurate, and show a true and fair view of the affairs of financial position of the Company for the relevant period and are in accordance with the generally accepted accounting principles, standards and practices in Hong Kong.

4.3 The cash position of the Company as at the 28th August 2000 ("Schedule B") which is $1,111,962,748 ("the Cash Position") is true and accurate and reflect the true fiscal situation of the Company and there will be no material adverse change to the Cash Position of the Company on Completion Date. It is agreed that a fluctuation of more than 1% of the Cash Position will be considered as a material adverse change.

4.4 From the date of this Agreement until the Completion Date, the Vendor and the Vendor Guarantor (save as otherwise contemplated in this Agreement) shall jointly and severally procure that (save with the prior consent of the Purchaser and such consent not be unreasonably withheld) none of the companies in the Group will

         (a) issue or agree to issue any of its share or loan capital or grant or agree to grant any option over or right to acquire any of its share or loan capital;

         (b) enter into any contract (otherwise than in the ordinary course of business) or any material capital commitment or undertake or incur any contingent liability;

         (c)      appoint any directors;

         (d) increase (save for normal annual salary review) or agree to increase the remuneration (including, without limitation, bonuses, commissions and benefits in kind of their directors or employees) or provide or agree to provide any gratuitous payment or benefit to any such person or any of their dependents and no employees shall be engaged or dismissed or have their terms of employment altered;

         (e) acquire or agree to acquire or dispose or agree to dispose of any asset or stocks or enter into any contract other than in the normal course of business;

and the Vendor shall procure that the Purchaser be kept fully informed of the affairs of the Group until the Completion Date.

5.       GUARANTEE

         VENDOR GUARANTOR

         (a) In consideration of the Vendor entering into this Agreement with the Purchaser, the Vendor Guarantor covenants with and guarantees with the Purchaser that if for any reason the Vendor fails to observe the timely performance of any or all of the Vendor's obligations under this Agreement or any agreement or deed entered into pursuant hereto it will upon receiving a demand in writing from the Purchaser or on its behalf fulfil or procure fulfilment of all the said obligations of the Vendor in compliance with the terms of this Agreement or such other agreement or deed and will on demand indemnify and keep indemnified the Purchaser from and against all damages, costs, losses and expenses incurred or suffered by them in connection with the failure by the Vendor to observe the timely performance of any such obligation.

         (b) Subject as hereinafter provided this guarantee is a continuing guarantee and shall remain in force until all obligations of the Vendor under this Agreement or any deed or agreement referred to herein shall have been fulfilled or shall have been expired and shall remain in full force and effect notwithstanding any waiver, dis-application or variation to the provisions of this Agreement. The Vendor Guarantor shall be a primary obligor in respect of all its obligations under this Agreement.

6.       SEVERABILITY

         If at any time any one or more provisions hereof is or becomes invalid, illegal, unenforceable or incapable of performance in any respect, the validity, legality, enforceability or performance of the remaining provisions hereof shall not thereby in any way be affected or impaired.

7.       ENTIRE AGREEMENT

         This Agreement constitutes the entire agreement and understanding between the parties in connection with the subject-matter of this Agreement and supersedes all previous proposals, representations, warranties, agreements or undertakings relating thereto whether oral, written or otherwise and neither party has relied on any such proposals, representations, warranties, agreements or undertakings.

8.       TIME

         Time shall be of the essence of this Agreement.

9.       CONFIDENTIALITY

         9.1 As soon as practicable after the signing of this Agreement the parties shall cause a press announcement relating to this Agreement be made.

         9.2 Save as aforesaid and such disclosure as may be required by the Stock Exchange, the Securities & Futures Commission or the Committee on the Takeovers and Mergers or as may be required to comply with the Code, neither of the parties hereto shall make, and the Vendor (up to the Completion Date) and the Purchaser (from the Completion Date) shall procure that the Company will not make any announcement or release or disclose any information concerning this Agreement or the transactions herein referred to or disclose the identity of the other party (save disclosure to their respective professional advisers under a duty of confidentiality) without the prior written consent of the other party.

10.      ASSIGNMENT

         This Agreement shall be binding on and shall ensure for the benefits of the successors and assigns of the parties hereto but shall not be assigned by any party without the prior written consent of the other party.

11.      NOTICES AND OTHER COMMUNICATION

         11.1 Any notice required or permitted to be given hereunder shall be given in writing in the English language delivered personally or sent by post (airmail if overseas) or by telex or facsimile message to the party due to receive such notice at his or its address as set out above (or such other address as he or it may have notified to the other parties in accordance with this Clause).

         11.2 For the purpose of delivery of notices under this Agreement, the address of the Vendor, the Vendor Guarantor and the Purchaser are as stated in this Agreement.

12.      COSTS AND EXPENSES

         Each party shall bear their respective legal and professional fees, costs and expenses incurred in the negotiation, preparation and execution of this Agreement.

13.      STAMP DUTY

         Stamp duty arising out of the sale and purchase of the Sale Shares shall be borne by the Vendor and the Purchaser hereto in equal shares.

14.      COUNTERPARTS

         This Agreement may be entered into in any number of counterparts and by the parties to it on separate counterparts, each of which when so executed and delivered shall be the original, but all the counterparts shall together constitute one and the same instrument.

15.      ELECTION

         The Vendor Guarantor and the Purchaser hereby agree that at any time before Completion the Purchaser may elect to purchase from the Vendor Guarantor the entire issued share capital of the Vendor instead of the Sale Shares provided that the Vendor Guarantor will give full warranties on the Vendor and the Deposit shall be treated as deposit for the purchase of the Vendor accordingly, all the remaining terms of this Agreement shall apply mutatis mutandis.

16.      GOVERNING LAW & JURISDICTION

         This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed and interpreted in all respects in accordance with the laws of Hong Kong SAR, and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of the Hong Kong SAR Courts.

IN WITNESS WHEREOF, each of the parties hereto have executed this Agreement the day and year first above written.

SIGNED by OEI HONG LEONG                                  /s/ OEI HONG LEONG
in the presence of:                                       --------------------

  /s/
----------------------------------

SIGNED by                                                 /s/ OEI HONG LEONG
                                                          --------------------

for and on behalf of
Chip Lian Investments (HK) Limited
in the presence of:

  /s/
----------------------------------

SIGNED by                                                 /s/ OEI HONG LEONG
                                                          --------------------

for and on behalf of
Calisan Developments Limited
in the presence of:

  /s/
----------------------------------

SIGNED by                                                 /s/ OEI HONG LEONG
                                                          --------------------

for and on behalf of
Sanion Enterprises Limited
in the presence of:

  /s/OEI HONG LEONG
----------------------------------

SIGNED by                                                 /s/ TOM LAM
                                                          --------------------

for and on behalf of
Great Decision Limited
in the presence of:

  /s/
----------------------------------


  /s/
----------------------------------


  /s/
----------------------------------